As filed with the Securities and Exchange Commission on August 9, 2012.

Registration No. 333-178460

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

(314) 480-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Pain, Esq.

Senior Vice President, General Counsel and Secretary

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

(314) 480-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kris F. Heinzelman, Esq.

Joseph D. Zavaglia, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable. This Amendment No. 1 relates to the filing of an exhibit to the Form S-3 Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement is being filed pursuant to Rule 462(d) and 462(e) of the Securities Act of 1933, as amended, solely to add Exhibit 25(c) hereto to Olin Corporation’s Registration Statement on Form S-3 (Registration No. 333-178460) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2011. This Post-Effective Amendment No. 1 to Form S-3 Registration Statement shall become effective immediately upon filing with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following document is filed as an exhibit to this Registration Statement and shall be in addition to those previously filed exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

25(c)	Statement of Eligibility on Form T-1 of U.S. Bank National Association for Senior Debt Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on August 9, 2012.

OLIN CORPORATION

By:	/s/ George H. Pain
George H. Pain Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President, Chief Executive	August 9, 2012
Joseph D. Rupp	Officer and Director (Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer	August 9, 2012
John E. Fischer	(Principal Financial Officer)

*	Vice President, Finance and Controller	August 9, 2012
Todd A. Slater	(Principal Accounting Officer)

*	Director	August 9, 2012
Gray G. Benoist

*	Director	August 9, 2012
Donald W. Bogus

*	Director	August 9, 2012
C. Robert Bunch

*	Director	August 9, 2012
Randall W. Larrimore

*	Director	August 9, 2012
John M.B. O’Connor

*	Director	August 9, 2012
Richard M. Rompala

*	Director	August 9, 2012
Philip J. Schulz

*	Director	August 9, 2012
Vincent J. Smith

By:	/s/ George H. Pain
George H. Pain Attorney-in-fact for person indicated

EXHIBIT INDEX

The following exhibits are in addition to those previously filed exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

25(c)	Statement of Eligibility on Form T-1 of U.S. Bank National Association for Senior Debt Securities.

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